UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, MA 02114

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 570-4750

405 Park Avenue, 14th Floor

New York, New York 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Howard Goldberg

On March 8, 2017, Howard Goldberg was elected as a member of the board of directors (the “Board”) of New York REIT, Inc. (the “Company”) to serve as a director until the Company’s 2017 annual meeting and until his successor is duly elected and qualifies. In connection with his election as an independent director, Mr. Goldberg was also appointed to the compensation committee of the Board (the “Compensation Committee”).

Mr. Goldberg’s election to the Board and appointment to the Compensation Committee was made pursuant to the Company’s Settlement Agreement dated as of October 23, 2016 (as amended from time to time thereafter, the “Settlement Agreement”) with WW Investors LLC, Michael L. Ashner and Steven C. Witkoff (collectively, “WW Investors”), following the recommendation by WW Investors of Mr. Goldberg as a replacement director to fill the vacancy on the Board resulting from the resignation of Gregory Hughes on February 15, 2017. The terms of the Settlement Agreement are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2016 and February 6, 2017.

Mr. Goldberg will participate in the Company’s compensation program for independent directors which is as described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on December 9, 2016, as subsequently modified by the Board to provide that, other than the $50,000 annual grant required to be made in restricted shares of common stock, any additional annual fees payable will only be payable in cash.

In connection with the election of Mr. Goldberg as a director of the Company, the Company intends to enter into an indemnification agreement (the “Indemnification Agreement”) with him in the same form as the indemnification agreements the Company has entered into with its other directors and officers. Under the Indemnification Agreement, Mr. Goldberg will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him as a director of the Company as a result of his service, subject to the limitations set forth in the Indemnification Agreement.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which will be filed by the Company as an exhibit to a future filing with the SEC.

Mr. Goldberg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Other Events.

On March 9, 2017, the Company issued a press release announcing the election of Mr. Goldberg to the Board, a copy of which is filed as Exhibit 99.1 hereto.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2017	NEW YORK REIT, INC.

	By:	/s/ Wendy Silverstein
Wendy Silverstein
Chief Executive Officer and President